EXHIBIT 10.70
                   FTS SERVICE AGREEMENT

     THIS AGREEMENT, made and entered into this 30th day of
March,   1995  by  and  between  COVE  POINT  LNG   LIMITED
PARTNERSHIP, a Delaware limited partnership ("Operator") and PANDA-BRANDYWINE, L.P., a Delaware limited partnership
("Customer").

      WITNESSETH: That in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

      Section 1. Service to be Rendered. Operator shall perform and Customer shall receive service in accordance with the provisions of the effective Rate Schedule FTS and the applicable General Terms and Conditions of Operator's
FERC  Gas  Tariff, Revised Volume No. 1, on file  with  the
Federal Energy Regulatory Commission ("Commission"), which are incorporated by reference herein, as the same may be amended or superseded in accordance with the rules and regulations of the Commission and the terms and conditions of this Service Agreement including Appendix A. The maximum obligation of Operator to provide FTS service to or for Customer is specified in Appendix A, as the same may be amended from time to time by agreement between Customer and Operator. Service hereunder shall be provided subject to the provisions of Subpart G of Part 284 of the Commission's regulations.

      Section  2. Term. Service under this Agreement  shall
commence on the later of (i) June 1, 1996, or (ii) the date
Customer  commences commercial operation  of  its  proposed
cogeneration facility to be constructed in Prince  George's
County,  Maryland  (the "Brandywine Project"),  but  in  no
event  later than June 1, 1997, and shall continue in  full
force  and effect for an Initial Term of twenty (20)  years
from   the   date   service  commences   and   year-to-year
thereafter,  subject to termination by  either  party  upon
written notice to that effect not less than six (6)  months
prior  to  the  expiration  of  the  Initial  Term  or  any
subsequent  one  (1)  year period; provided  however,  that
Customer  and  Operator respectively waive their  right  to
give notice of termination of this agreement until six  (6)
months  after  commencement of the (1) year extension  term
after the Initial Term that is twenty-five (25) years  from
the  date Customer commenced commercial operations  of  the
Brandywine  Project; provided further that if Customer  has
not  commenced  commercial  operations  of  the  Brandywine
Project  by  June  1, 1999, this Service Agreement  may  be
terminated  by  either  party upon sixty  (60)  days  prior
written  notice  to the other party, with such  termination
not   being  effective  if  Customer  commences  commercial
operation  of  the Brandywine Project during  such  60-day
period. This Agreement shall terminate if Customer has  not
executed  the  Agreement and returned an executed  copy  to
Operator on or before May 31, 1995, which termination shall
not  prevent  Customer from submitting a request  for  firm
transportation   service  in  accordance  with   Operator's
effective  FERC  Gas  Tariff.  Upon  termination  of   this
Agreement, Customer shall incur no further liability under this Agreement. Pre-granted abandonment shall apply upon termination of this Agreement.

      Section  3. Rates. Unless otherwise agreed,  Customer
shall   pay  Operator  the  maximum  charges  and   furnish
Retainage  as  described  in  the  above  referenced   Rate
Schedule.

      Section  4. Notices. Notices to Operator  under  this
Agreement shall be addressed to it at 2100 Cove Point Road, Lusby, MD 20657, and notices to Customer shall be addressed to it at 4100 Spring Valley, Suite 1001, Dallas, TX 75244,
Attention: Ralph T. Killian until changed by either party by written notice.

       Section  5.  Superseded  Agreements.  This   Service
Agreement supersedes and cancels, as of the effective date hereof, the following Service Agreements: N/A

PANDA-BRANDYWINE, L.P.             COVE POINT LNG LIMITED
by Panda Brandywine Corporation,   PARTNERSHIP
its general partner


By ___________________             By_____________________
Title:  President                  Title:  Chairman
Date: March 30, 1995               Date: March 27, 1995









                     Appendix A
                        to
                FTS Service Agreement
       between Cove Point LNG Company (Operator)
         and Panda-Brandywine, L.P. (Customer)

Maximum   Firm   Transportation  Quantity  (MFTQ):   24,000
Dth/day. FTS Service is not being performed as the  Elected
FTS Service option pursuant to Rate Schedule FPS.

                  Primary Receipt Points

     Measuring                          Maximum Daily
     Sta. Name                          Quantity (Dth/day)

      Columbia Gas Transmission              24,000
      Loudoun County Virginia


                 Primary Delivery Points

    Measuring                           Maximum Daily
    Sta. Name                           Quantity (Dth/day)

    Washington Gas Light Company             24,000
    White Plain

The Master List of Interconnects (MLI) as defined in the General Terms and Conditions of Operator's Tariff is incorporated herein by reference for the purposes of listing valid secondary receipt points and delivery points.

Service  changes pursuant to this Appendix A  shall  become
effective  as  of  the  date service  commences  under  the
Service  Agreement.  This  Appendix  A  shall  cancel   and
supersede the previous Appendix A effective as of N/A, to the Service Agreement referenced above. With the exception of this Appendix A, all other terms and conditions of said
Service Agreement shall remain in full force and effect.


PANDA-BRANDYWINE,  L.P.            COVE POINT LNG LIMITED
 by Panda Brandywine Corporation, PARTNERSHIP its general partner

By ______________________          By_____________________
Title:  President                  Title:  Chairman
Date: March 30, 1995               Date: March 27, 1995